Exhibit 32.1

Certification

I, Eric Takamura, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of NuGen Holdings, Inc. (the “Company”) for the quarter ended March 31, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 21, 2010

/s/ Eric Takamura
Name: Eric Takamura Title: Chief Executive Officer
(Principal Executive Officer)